EXHIBIT 23.1

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ultimate Electronics, Inc. Equity Incentive Plan of our report dated March 7, 1997, with respect to the financial statements of Ultimate Electronics, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1997 filed with the Securities and Exchange Commission.



                                    Ernst & Young LLP
                                    ERNST & YOUNG LLP

Denver, Colorado
December 22, 1997